VOTING AGREEMENT

         THIS VOTING AGREEMENT (the "Agreement") is made and entered into as of the 26th day of February, 2004 by Keith D. Spickelmier and Westside Energy, L.P (collectively, the "Voting Stockholders").

                                    RECITALS:

         WHEREAS, each Voting Stockholder owns shares of the common stock ("Common Stock") of Eventemp Corporation ("Eventemp"); and

         WHEREAS, each Voting Stockholders wishes to enter into this Agreement in order to ensure a constructive and peaceful relationship between the Voting Stockholders in view of their appreciable stock ownership in Eventemp;

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the mutual agreements contained herein, $10.00 paid to each Voting Stockholder by the other, and other good and valuable consideration (the receipt, adequacy and sufficiency of which each Voting Stockholder hereby acknowledges), each Voting Stockholder hereby agrees as follows:

                                    ARTICLE I
                               Scope of Agreement

         Unless otherwise provided for herein, this Agreement shall cover and be effective as to all shares of Common Stock that are owned now or in the future by any Voting Stockholders and shall include any interest of a Voting Stockholder's spouse in such Common Stock. The termination of the marital relationship between any Voting Stockholders and such Voting Stockholder's spouse for any reason shall not have the effect of removing any Common Stock owned by such Voting Stockholders or such Voting Stockholder's spouse from the provisions of this Agreement. In the event that the number of outstanding shares of Common Stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, by reason of a recapitalization, reclassification, stock split-up, combination of shares, or dividend or other distribution payable in capital stock, the term "Common Stock" shall include all shares of stock which relate to, or are issued as a result of, the original shares of Common Stock.

                                   ARTICLE II
                                Voting Agreement

         Each Voting Stockholder hereby agrees to vote all shares of Common Stock owned by such Voting Stockholder in accordance with, and to effect and carry out, the following provisions:

         2.1 Election of Directors. Each Voting Stockholder shall have the right to nominate one individual to stand for election as a director. Each Voting Stockholder shall use such Voting Stockholder's best efforts to cause the Company, no later than 45 days prior to the mailing of any proxy, information or other solicitation statement with respect to a stockholder meeting at which directors are to be elected or other action in lieu thereof, to notify each Voting Stockholder of the date of such mailing. Each Voting Stockholder shall notify the Company and the other Voting Stockholder of the name of the person he wishes to designate to serve on the Board of Directors of the Company no later than 30 days prior to the date of such mailing. Each Voting Stockholder shall be obligated to vote all Common Stock owned by such Voting Stockholder, and otherwise to use such Voting Stockholder's best efforts, to elect to and maintain on the Company's Board of Directors the person nominated by the other Voting Stockholder.

         2.2 Vacancies. Any vacancy on the Board of Directors of the Company occurring by reason of death, resignation, removal or other event involving a Voting Stockholder's nominee shall be filled by a new Director nominated by the Voting Stockholder who made the nomination. Each Voting Stockholder shall be obligated to vote all Common Stock owned by such Voting Stockholder, and otherwise to use such Voting Stockholder's best efforts, to fill such vacancy by the election of such new Director.

         2.3 Removal of Directors. A Voting Stockholder and only a Voting Stockholder shall have the right to remove the Director nominated by him (with or without cause) by giving writing notice to the Board of Directors of the Company and to the other Voting Stockholder, who shall thereupon be obligated to vote all Common Stock owned by such other Voting Stockholder, and otherwise to use such other Voting Stockholder's best efforts, to remove the Director sought to be replaced and to elect a successor Director nominated by the first, nominating Voting Stockholder.

                                   ARTICLE III
                            Miscellaneous Provisions

         3.1 Governing Law. THIS AGREEMENT SHALL BE SUBJECT TO AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

         3.2 Gender. Whenever the context requires herein, the gender of all words used herein shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural.

         3.3 Binding Effect. This Agreement shall be binding upon the parties to this Agreement and their heirs, executors, administrators, and permitted successors and assigns. If any transferee of any Voting Stockholder shall acquire any Common Stock subject to this Agreement, in any manner, whether by operation of law or otherwise, such Common Stock shall be held subject to all of the terms of this Agreement, and by taking and holding such Common Stock such person shall be conclusively deemed to have agreed to be bound by and to comply with all of the terms and provisions of this Agreement.

         3.4 Amendments. This Agreement may be amended from time to time by an instrument in writing duly executed by or on behalf of the parties who have rights or obligations under this Agreement at the time of such amendment, which instrument shall be designated on its face as an "Amendment" to this Agreement.

         3.5 Valid Consideration. This Agreement is made by the parties in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged.

         3.6 Legend. All certificates representing Common Stock now owned or that may hereafter be acquired by a Voting Stockholder shall be endorsed on the back thereof substantially as follows:

         SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A VOTING AGREEMENT, WHICH PROVIDES SIGNIFICANT RESTRICTIONS ON THE VOTING OF THE SHARES REPRESENTED HEREBY, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

         Such certificates may be endorsed on the front thereof as follows:

         SEE RESTRICTIONS ON THESE SHARES ON REVERSE SIDE.

         3.7 Term and Termination of Agreement. This Agreement shall be in effect for two years after the date hereof, unless earlier terminated in accordance with the remainder of this Section 3.7. This Agreement may be terminated by an instrument in writing signed by all of the parties who have rights or obligations under this Agreement at the time of signing such instrument.

         IN WITNESS WHEREOF, the undersigned have set their hands hereunto as of the date first above written.

                                              Westside Energy, L.P.

                                              By: Riverbend Gas, Inc.

                                              Its:  General Partner


/s/ Keith D. Spickelmier                      By: /s/ Jimmy D. Wright
Keith D. Spickelmier                          Jimmy D. Wright, President



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